Exhibit 99.1

GeoTraq Raises the Standard for Mobile IoT by Joining GSMA

LAS VEGAS --- June 25, 2019 --- GeoTraq Inc. announces their membership to the GSMA with plans to raise the standard for Mobile IoT.

The GSMA is a global organization dedicated to raising standards for the mobile industry. They provide members with resources and guidance that promotes interoperability and maximizes the benefits of IoT for all. As the largest industry committed to the UN’s Sustainable Development Goals, they see mobile connectivity as a tool for “intelligently connecting everyone and everything to a better future.”

Earlier this year, GeoTraq announced their transition from GSM to Mobile IoT networks for connectivity to create a new class of Mobile IoT modules. Mobile IoT refers to low power wide area (LPWA) managed IoT networks in licensed spectrum. LTE-M and NB-IoT networks have been standardized by the 3rd Generation Partnership Project (3GPP) and have been classified by the mobile industry as Mobile IoT.

GeoTraq believes their new ultra-small Mobile IoT modules are a game changer for businesses that require simple, low cost IoT solutions with long battery life. GeoTraq has developed two types of connected hardware; a Tracker-Module used for asset tracking and location-based services, along with a Sensor-Module used for remote monitoring.

By utilizing Mobile IoT networks for connectivity, GeoTraq intends to provide secure and reliable service for businesses with tracking and monitoring needs beyond what can be offered through the limited confines of a fixed location or IoT gateway. Equipped with the latest in NB-IoT/LTE-M, low power positioning technology, GeoTraq modules are expected to deliver highly accurate location data for indoor and outdoor positioning. GeoTraq views the emergence and availability of Mobile IoT networks as an essential tool to protect and monitor assets beyond the job site and across the supply chain.

“The speed with which these networks have been standardized and deployed around the world is staggering. They are now available in every major IoT market encouraging the development of innovative new products and services across a wide range of sectors,” commented Alex Sinclair, Chief Technology Officer, GSMA. “The market clearly sees the benefit of solutions in licensed spectrum that offer flexibility, adaptability, security and lower cost. They are also future proofed for the 5G era and will support and co-exist with other 5G technologies.”

Pierre Parent, General Manager of GeoTraq and 30-year wireless industry veteran, comments “GeoTraq sees Mobile IoT as a long-term solution for connectivity that complements our Simple IoT niche in the IoT/ M2M industries.”

GeoTraq intends to use the resources available through their GSMA membership to stay current with the standards necessary for compliance and interoperability. GeoTraq remains on schedule for continued hardware testing and expects submission of its Mobile IoT modules for regulatory certification this summer.

For businesses looking to get on the path to digital transformation, GeoTraq is expected to offer an easy to use, quick to deploy solution that delivers the right data at the right time. Sign up for GeoTraq’s monthly newsletter to receive their latest technology updates at www.geotraq.com.

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Forward-Looking and Cautionary Statements

GeoTraq, Inc. is a wholly owned subsidiary of Appliance Recycling Centers of America, Inc. (NASDAQ: ARCI) (“ARCA”). This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect ARCA’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," and similar statements, and includes statements relating to, among others, the timing of GeoTraq’s submission of its Mobile IoT modules for regulatory certification ARCA may also make written or oral forward-looking statements in ARCA’s periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by ARCA. ARCA cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in ARCA’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017 (available at http://www.sec.gov). ARCA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

About GeoTraq

GeoTraq is a Mobile IoT module manufacturer and connectivity provider. GeoTraq offers asset tracking and remote monitoring through Mobile IoT modules with global connectivity. GeoTraq Mobile IoT modules report location data with the ability to measure variables from external sensors such as temperature, flow, pressure, humidity, motion, acceleration and more. The modules transmit data for scheduled reports or trigger-based event alerts. GeoTraq technology is designed to streamline business processes and increase operational efficiency to drive ROI and solve real business challenges. Visit GeoTraq online at www.GeoTraq.com.

About ARCA

ARCA and subsidiaries are in the business of recycling major household appliances in North America by providing turnkey appliance recycling and replacement services for utilities and other sponsors of energy efficiency programs. In addition, through GeoTraq, ARCA is engaged in the development, design and ultimately, ARCA expects, the sale of Mobile IoT modules.

GeoTraq contact:

Tiffani Neilson (USA), +1.702.757.4080; tneilson@geotraq.com

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